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                                                                    Exhibit 10.5

                            FIRST AMENDMENT TO LEASE
                            ------------------------

     This First Amendment to Lease (the "First Amendment") is made as of August 31, 2000, by and between TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation ("Landlord"), and CALIFORNIA CENTER BANK, a California corporation ("Tenant")

                                    RECITALS

     A.   Landlord and Tenant entered into that certain Lease for a term of ten
          (10) years commencing June 30, 1990 for approximately 6,594 rentable square feet of space (the "Premises") comprised of (i) approximately 5,410 rentable square feet of space located on the ground floor of the Complex commonly known as the Broadway Garage located at 1205 South Broadway Street, Los Angeles, California 90015 and commonly known as Suite BG 401 ("Suite 401"), and (ii) approximately 1,184 rentable square feet of storage space located on the basement level of the Complex and commonly known as Suite BG 400 ("Suite BG 400"), hereinafter (the "Lease"),

     B. On September 20, 1990, Landlord and Tenant executed a written Acknowledgment of Commencement Date memorializing that the Lease was made the 5th day of March, 1990 and amending the Lease to provide that the Initial Term Commencement Date was September 1, 1990 and the Initial Term Expiration Date was August 31, 2000;

     C. Tenant has notified Landlord that it wishes to exercise its first of two options to extend the term of the Lease for an additional five (5) years beginning September 1, 2000;

     D. Landlord and Tenant desire to amend the Lease to reflect the extension of the term of the Lease and other modifications and amendment thereto as follows:

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree to amend, modify and supplement the Lease as follows:

                                    AGREEMENT

     l. Capitalized Terms. All capitalized terms when used herein shall have the
        ------------------
same meanings as are given such terms in the Lease unless expressly superseded by the terms of this first Amendment.

     2. Extension of Term of the Lease. The term of the Lease shall be extended
        -------------------------------
for a period of five (5) years (the "First Option Term"), commencing on September 1, 2000 (the "Extension Date"), and expiring on August 31, 2005 (the "Expiration Date"), unless sooner terminated as provided in the Lease, as hereby amended. Pursuant to the terms of the Lease, Tenant has one remaining five (5) year option ("Second Option Term") to extend the term of the Lease until August 31, 2010. Notwithstanding anything to the contrary set forth herein, Tenant shall be entitled to terminate this Lease with respect to Suite BG 400, only, by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days after the date such notice is given Landlord by Tenant.

     3. Minimum Monthly Rent.
        ---------------------

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          3.1 Initial Minimum Monthly Rent. Effective as of the Extension Date
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and continuing throughout the First Option Term, Tenant shall pay Landlord
Minimum Monthly Rent in the amount of Nine Thousand Nine Hundred Forty Eight and 20/100 Dollars ($9,948.20), which amount represents (i) Eight Thousand Seven Hundred Sixty-Four and 20/100 Dollars ($8,764.20) per month for Suite BG 401, and (ii) One thousand One Hundred Eighty-Four and No/100 Dollars ($1,184.00) per month for Suite BG 400.

          3.2 Minimum Monthly Rent Increases/Adjustment
              -----------------------------------------

               (i) The Minimum Monthly Rent payable by Tenant as specified hereinabove shall be adjusted, upwards only, effective September 1, 2001, and on the 1st day of September of each year thereafter ("Adjustment Date") during the First Option Term in accordance with percentage increases, if any, in the Consumer Price Index for all Urban Consumers, all items/for Los Angeles, Anaheim, Riverside area, Base 1982-84=100) ("Index"), as published by the United States Department of Labor, Bureau of Labor Statistic ("Bureau"). The Index for each June during the First Option Term shall be compared with the Index for the preceding June and the Minimum Monthly Rent shall be increased in accordance with the percentage increase, if any, between such June Indices Landlord shall use its best efforts to calculate and give Tenant notice of any such increase in the Minimum Monthly Rent on or near the Adjustment Date, and Tenant shall commence to pay the increased Minimum Monthly Rent effective on the Adjustment Date of each year. Notwithstanding the foregoing, in no event shall the increase in Minimum Monthly Rent on any given Adjustment Date be more than five percent (5%) of the monthly Minimum Monthly Rent payable for the month immediately preceding any such Adjustment Date,

               (ii) In the event that Landlord is unable to deliver to Tenant the notice of the increased Minimum Monthly Rent at lease five (5) business days prior to the Adjustment Date, Tenant shall commence to pay the increased Minimum Monthly Rent on the first day of the month following the receipt of such notice, and shall also pay, together with the first payment of the increased Minimum Monthly Rent, an amount determined by multiplying the amount of the increase in Minimum Monthly Rent times the number of months which have elapsed between the Adjustment Date and the date payment of the increased Minimum Monthly Rent is due. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Landlord, in its discretion, shall adopt a substitute index or procedure which reasonably reflects and monitors consumer prices.

     4. Additional Rent. Effective as of the Extension Date and continuing
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throughout the First Option Term, Tenant shall pay Tenant's proportionate share of taxes, insurance costs and common area maintenance costs pursuant to the terms of the Lease

     5. Condition of Premises. Landlord and Tenant acknowledge that Tenant has
        ----------------------
been occupying the Premises pursuant to the Lease Except as specifically set forth in this Section 5, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Premises, and Tenant shall continue to accept the Premises in its currently existing "as-is" condition. Notwithstanding, Tenant shall be entitled to a one-time allowance in the amount of Twenty-Seven Thousand Fifty and 00/100 Dollars ($27,050.00) (i.e., approximately $5.00 per square foot for each of the 5,410 rentable square feet of Suite BG 401) (the "Improvement Allowance") for costs relating solely to the design and construction of tenant improvements which are permanently affixed to the Suite BG 401 Premises (the "Improvements"). In no event shall Landlord be obligated to disburse any amount in excess of the Improvement Allowance in

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connection with the Improvements. The Improvements shall be made in accordance with the terms of Section 10.1 of the Lease and the Improvements shall be deemed Alterations for all purposes hereunder. No portion of the Improvement Allowance, if any, remaining after the performance of the Improvements shall be available for use by Tenant for any other purpose whatsoever. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the performance of the Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the performance of the Improvements, or for any inconvenience or annoyance occasioned by the performance of the Improvements Landlord shall not charge Tenant a supervision fee in connection with the Improvements

     6. Security Deposit. Concurrently with Tenant's execution of this First
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Amendment, Tenant shall deposit with Landlord a security deposit in the amount of Nine Thousand Nine Hundred Forty-Eight and 20/ 100 Dollars ($9,948.20) as security for the faithful performance by Tenant of all its obligations, covenants and conditions under the Lease, as hereby amended. The sum of $9,948.20 represents the total security deposit amount held by Landlord (the "Security Deposit"). Except as set forth in this Section 6, Landlord shall hold and/or apply the Security Deposit in accordance with the provisions of Section
7.1 of the Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant within thirty (30) days after expiration or termination of this Lease subject to the condition that Tenant has surrendered possession of the Premises to Landlord free of subtenants or other persons claiming possession or right to occupy the Premises and Tenant has performed all of its obligations under this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil
                                                             ----------------
Code, or any successor statute, that provide that Landlord may claim from a
----
security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees.

     7. Broker. Landlord and Tenant hereby warrant to each other that they have
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had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Jones Lang LaSalle Americas, Inc. (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealing with any real estate broker or agent, other than the Broker. The terms of this
Section 7 shall survive the expiration or earlier termination of the Lease as herein amended

     8. Parking.
        --------

          8.1. Parking Spaces. Except as set forth in this Section 8, the terms
               ---------------
of Section 27.1 of the Lease shall remain in full force and effect. In addition to the parking spaces provided in Section 27.1 of the Lease, Tenant shall be entitled to an additional three (3) visitor parking spaces on the first floor of the Broadway Garage located at 150 W. Twelfth Street in the location as more precisely shown in Exhibit "A" attached hereto and incorporated hereby by this reference ("Additional Visitor Spaces"). Tenant shall pay for

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the Additional Visitor Spaces at the monthly market rate set by Landlord, less
Fifteen Dollars ($15.00) per space plus any applicable municipal parking tax. Tenant shall have the right, from time to time, at its sole expense, to re-stripe its existing twelve (12) visitor parking space and the Additional Visitor Spaces so long as the newly striped visitor parking spaces are not re-striped to increase the number of parking spaces to more than twelve (12) spaces and the Additional Visitor Spaces are not re-striped to increase the number of Additional Visitor Spaces to more than three (3) spaces.

          8.2 Ingress/Egress into Parking Garage. Landlord shall, at Landlord's
              -----------------------------------
cost and expense, convert the ingress/egress stations in the parking garage at the locations, and as set forth in Exhibit "B" attached hereto and incorporated herein by this reference, to an ingress-only station and egress-only station {the "Station Work"), subject to any applicable governmental regulations and approvals. The Station Work shall include direction signage at the subject entrance and exit. Such stations shall be maintained as set forth on the attached Exhibit "B" throughout the First Option Term. Landlord shall not be liable for any damages or inconvenience caused to Tenant in connection with the Station Work. Landlord shall use commercially reasonable efforts to minimize interference with Tenant's access to and use of the parking garage during the Station Work.

     9. Tenant's Signage. Tenant shall be permitted to replace, at Tenant's sole
        -----------------
cost and expense, its existing sign on the Complex, maintained by Tenant pursuant to Section 11.2 of the Lease, with a new sign on the Complex, in the location set forth on Exhibit "C", attached hereto and incorporated herein by this reference provided that such new sign is first approved by Landlord and is in full compliance with all requirements set forth in Section 11.1 of the Lease. Tenant shall be responsible for any damage to the Complex caused by the removal or replacement of its existing sign. Tenant also agrees to remove the two (2) existing banners ("Temporary Signage") it has on the exterior eastern facade of the Complex and Tenant agrees to repair any damage caused by the removal of said Temporary Signage and fix or replace the small rusted metal sign located at the northern Broadway Street entrance to the Complex. Tenant also agrees that it will not install temporary banners, signs, attachments and/or advertising of any kind anywhere on the exterior of the Complex without first obtaining Landlord's prior written approval.

     10. Landlord shall provide Tenant condenser water to Tenant's supplemental HVAC system during normal business hours.

     11. Defaults and Remedies. Section 19.1(C) is hereby modified to include
         ----------------------
the following provision.

          "(ix) Landlord shall have the remedy described in California Civil
                                                            ----------------
          Code Section 1951.4 which provides that a lessor may continue the
          ----
          lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due."

     12. Limitation of Liability of Landlord. Notwithstanding any contrary
         ------------------------------------
provision herein Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and/or independent contractors shall not be liable under any circumstances for injury or damage to, or interference

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with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

     13. No Oral Agreements. All Oral agreements, if any, shall be of no further
         -------------------
force and effect Any further amendments or modifications shall be effective only if evidenced in writing and duly executed by authorized representatives of the parties hereto.

     14. Reaffirmation of Lease. Except as modified by this First Amendment, all
         -----------------------
of the terms and conditions of the Lease shall remain in fu11 force and effect. The parties hereto hereby reaffirm all of their obligations under the Lease, as hereby amended. This First Amendment shall he construed as if all parties hereto jointly prepared this First Amendment, and any uncertainty or ambiguity shall not be interpreted against any one party.

     15. Conflict. If there is a conflict between the terms and conditions of
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this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall control.

     16. Authority. The persons executing this First Amendment on behalf of
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the parties hereto represent and warrant that they have the authority to execute this First Amendment on behalf of said parties and that said parties have authority to enter into this First Amendment.

     17. Counterparts. This First Amendment may be executed in counterparts.
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Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

                                   "LANDLORD"

                                   TRANSAMERICA OCCIDENTAL LIFE
                                   INSURANCE COMPANY, a California corporation


                                   By: /s/ Lindsay Schumacher
                                      ------------------------------------------

                                   Name: LINDSAY SCHUMACHER
                                        ----------------------------------------

                                   Its: VICE PRESIDENT
                                        ----------------------------------------

                                   "TENANT"

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                                             CALIFORNIA CENTER BANK,
                                             a California corporation


                                                  By: /s/ Seon Hong Kim
                                                     ---------------------------

                                             Name:   SEON HONG KIM

                                             Its:    PRESIDENT & CEO


                                             By: /s/ Jasm Lee
                                                --------------------------------

                                             Name: Jasm Lee

                                             Its: SVP

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